Exhibit 99.3

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into effective as of June 30, 2011 by and between Gary Shelton (“Employee”) and Midwest Monitoring and Surveillance, Inc., a Minnesota corporation (the “Company”) (with Employee and the Company being referred to herein individually as a “Party” and collectively as “Parties”).

Recitals

A.        Pursuant to a Stock Purchase Agreement as amended and closed effective June 30, 2011 (the “Stock Purchase Agreement”) by and among certain shareholders of the Company, including Employee (collectively, the “Sellers”) and SecureAlert, Inc., a Utah corporation (“SecureAlert”) and the parent of the Company, SecureAlert purchased all of the issued and outstanding capital stock of the Company held by Employee.

B.        Employee is currently employed by the Company and desires to continue to be employed by the Company, and the Company desires to continue to employ the Employee following the closing of the purchase of the Company’s shares by SecureAlert.

NOW, THEREFORE, for and in consideration of the covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto mutually agree as follows:

1.	EFFECTIVE DATE. The effective date of this Agreement and commencement of Employee’s employment by the Company hereunder (the “Effective Date”) shall be June 30, 2011.

2.	EMPLOYMENT TERM. Unless terminated as provided hereinafter, the Parties understand and agree that this Agreement shall remain in effect until September 30, 2013.

3.
EXTENT OF SERVICES.  Employee shall be employed as the General Manager of the Company, reporting directly to the President of SecureAlert with the authority, duties and responsibilities assigned to Employee by the President of SecureAlert.  Employee shall devote sufficient time and efforts to the performance of his duties under this Agreement and shall work to support all desired retention, integration, transition, transformation and gross margin improvement efforts of the Company’s operations, employees, suppliers, partners and customers, and to support and assist with the integration, consolidation and successful transition of personnel, operations, partners, suppliers and customers of the Company as a part of SecureAlert’s national operations.

The Company and SecureAlert acknowledge that Employee is employed fulltime in the Public Service Sector, and that his ongoing role, responsibilities and actions under this Agreement of necessity shall continue to accommodate and workaround his primary employment obligations outside the Company.

4.           COMPENSATION.

(a)       Salary.  The Company shall pay Employee an annual base salary of Sixty Thousand Dollars ($60,000) per year (“Salary”), payable in accordance with the standard payroll practices of the Company (subject to such withholdings and other normal employee deductions as may be required by law) for his services pursuant to this Agreement.

 (c)      Benefits.  Employee shall not be eligible to participate in any of the benefits programs that the Company provides to its other employees whose responsibilities and duties are comparable to those of Employee.

(e)       Expenses.  Subject to such policies as may from time to time be established by the Company, the Company shall either pay directly or reimburse the Employee for reasonable pre-authorized expenses actually incurred or paid by Employee in the performance of Employee’s duties under this Agreement, either through the provision of a purchasing card or by reimbursement upon presentation of expense statements or vouchers or such other supporting documentation as the Company may require.

5.
TERMINATION.  Unless terminated earlier, this Agreement shall continue for a period commencing on the Effective Date and ending on September 30, 2013; provided, however, that the Parties may extend the term of employment hereunder by their mutual written agreement.  This Agreement shall be terminated prior to the expiration of the term indicated above in the event of (i) the death of Employee or, (ii) Employee’s Disability.  In addition, the Company may terminate this Agreement prior to the expiration of the term for Cause or without Cause, as defined below.  Employee may terminate this Agreement prior to the expiration of the term for Good Reason, as defined below.

(a)       For purposes of this Agreement:

(i)           “Cause” shall be deemed to exist if: (A) Employee commits a felony; (B) Employee engages in acts of personal dishonesty or fraud; (C) Employee materially breaches this Agreement, which breach, if curable, has not been cured by Employee within thirty (30) days after written notice thereof by the Company, or (D) Employee fails to perform the responsibilities of Employee’s position or fails or refuses to perform the duties assigned to him in accordance with this Agreement;

(ii)           “Good Reason” shall be deemed to exist if any of the following events occur without Employee’s written consent, provided that such occurrence, if curable, is not cured within thirty (30) days after written notice thereof by Employee: (A) a material reduction in Employee’s base Salary; (B) relocation of Employee’s place of employment unless to offices not more than fifty (50) miles from the Company’s current offices in Minnesota; or (C) the Company materially breaches this Agreement, which breach, if curable, has not been cured by the Company within thirty (30) days after written notice thereof by Employee; and

(iii)           “Disability” means a physical or mental condition entitling Executive to benefits under the applicable long-term disability plan of the Company or any of its Subsidiaries, or if no such plan exists, a “permanent and total disability” (within the meaning of Internal Revenue Code Section 22(e)(3)) or as determined by the Company in accordance with applicable laws. Notwithstanding the foregoing, to the extent that (i) any payment under this Agreement is payable solely upon the Employee’s Disability and (ii) such payment is treated as “deferred compensation” for purposes of Internal Revenue Code Section 409A, “Disability” shall have the meaning provided in Section 1.409A-3(i)(4) of the Treasury Regulations.

(b)       If (i) the Company terminates Employee’s employment during the term of this Agreement for Cause as provided above; or (ii) Employee voluntarily terminates his employment during the term of this Agreement other than for Good Reason, the Company shall pay Employee any Salary and expense reimbursements earned but unpaid as of the date of termination.  No other payments shall be due Employee.  Employee will remain obligated to comply with Sections 6 and 7.

(c)       If (i) the Company terminates Employee’s employment during the term of this Agreement without Cause or (ii) Employee terminates his employment during the term of this Agreement for Good Reason, the Company shall pay to Employee any Salary and expense reimbursements earned but unpaid as of the date of termination.  The Company shall also pay Employee as severance, an amount equal to one (1) months’ Salary.  The Company shall pay any severance payments in the same manner and at the same intervals as the Company’s standard payroll practice.  Any such severance payments shall be in lieu of any other severance arrangement offered by the Company and shall be contingent upon Employee executing a separation letter which includes a general release and provisions, among others, regarding confidentiality, non-disparagement, and return of Company property.

(d)       If either the Company or Employee terminates Employee’s employment during the term of this Agreement due to Employee’s Disability or in the event of Employee’s death, the Company shall pay Employee (or Employee’s legal representative) any Salary and expense reimbursements earned but unpaid as of the date of termination.  If Employee’s employment is terminated by reason of Disability, Employee will remain obligated to comply with Sections 6 and 7.

6.           NON-COMPETE AND NON-SOLICITATION COVENANTS.

(a)       Non-solicitation.  During Employee’s employment by the Company and for a period of two (2) years after Employee’s employment is terminated for any reason whatsoever (the “Restricted Period”), Employee shall not, directly or indirectly, on Employee’s own behalf or on behalf of any other person, corporation, partnership or entity, whether as an employee, officer, director, partner, investor, consultant or agent: (i) induce or attempt to induce any customer of the Company not to hire or do business with the Company; (ii) solicit the business of any customer of the Company, or any person or entity that was a customer of the Company within one (1) year prior to the time of such solicitation, to the extent such business is similar to, or competitive with, the business of the Company; or (iii) solicit or attempt to solicit, or hire or attempt to hire, any employees of the Company to leave the employ of the Company, nor shall Employee affiliate with any party engaging in the above actions.

(b)       Non-compete.  During the Restricted Period, Employee shall not, directly or indirectly, on Employee’s own behalf or on behalf of any other person, corporation, partnership or entity, whether as an employee, officer, director, partner, investor, consultant or agent: (i) engage in any business or activity that competes with the Business (as hereinafter defined) of the Company within the Territory (as hereinafter defined); (ii) render any services to any person or entity for use in competing with the Business of the Company within the Territory; (iii) have an interest, in any capacity, including, without limitation, as a partner, shareholder, officer, director, principal, agent, trustee, consultant, or otherwise, in any business that competes with the Business of the Company within the Territory; provided, however, Employee may own, directly or indirectly, solely as an investment, securities of any business which are publicly traded if Employee (A) is not a controlling person of, or a member of a group which controls, such business and (B) does not, directly or indirectly, own 2% or more of any class of securities of such business; or (iv) interfere with Business relationships (whether formed heretofore or hereafter) between the Company and its customers, prospective customers or vendors.  For purposes hereof, “Business” shall mean the business in which the Company is engaged at the time the Stock Purchase Agreement is executed and for the one-year period prior to such execution, including, but not limited to, the business of providing monitoring and surveillance and related services to the criminal justice system, and “Territory” shall mean those states in which the Company does business at the time of termination of the Employee’s employment hereunder.  This covenant is in addition to and does not replace or vitiate the covenant contained in the Stock Purchase Agreement.

7.
CONFIDENTIAL INFORMATION.  Employee acknowledges that any use of the Company’s Confidential Information (as defined below) by Employee other than for the sole benefit of the Company would be wrongful and cause irreparable harm to the Company.  Accordingly, Employee shall not, at any time during or subsequent to his employment by the Company, without the express written consent of the Company, publish, disclose or divulge to any person, firm or corporation, or use, directly or indirectly, for his own benefit or for the benefit of any person, corporation, partnership or entity, or use other than for the Company, any property, trade secrets or Confidential Information of the Company or its affiliates. “Confidential Information” means and includes all information known, used, developed or prepared by the Company in its business which is not otherwise properly, legally and generally known in the industry, including, but not limited to, all data, reports, interpretations, forecasts, records, statements (written or oral) and documents of any kind relating to the Company’s costs and financial information, market studies, products, existing and potential customers, expansion plans, acquisition targets, pricing methods and strategies, new product plans, sources of supply, customer lists and customer contact information.  In addition, all other information disclosed to Employee or which Employee has obtained or shall obtain during Employee’s employment with the Company which the Employee has a reasonable basis to believe is confidential, or which the Employee has a reasonable basis to believe the Company treats as confidential, shall be presumed to be Confidential Information.

8.
ENTIRE AGREEMENT.  This Agreement constitutes the entire understanding between the Parties relating to the subject matter hereof and there are no covenants, conditions, representatives, or agreements, oral or written, or any nature whatsoever, other than those herein contained.

9.
AMENDMENTS.  This Agreement may be amended, modified, cancelled or superseded only by a written instrument signed by both Parties, provided, however, that Employee agrees and understands that, as an at-will employee, nothing in this Agreement prevents the Company from eliminating, terminating, reducing, changing or amending any Company policy or practice or benefit arrangement or the terms or conditions of Employee’s employment.  No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder, nor any single or partial exercise of any right power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

10.
SEVERABILITY.  The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law such provision may be changed to extent reasonably necessary to make the provision, as so changed, legal, valid and binding.  If any provision of this Agreement is held to be illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.  If, moreover, any one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it so as to be enforceable to the fullest extent compatible with the applicable law as it shall then appear.

11.
ASSIGNMENT.  The Company may assign this Agreement and its rights hereunder in whole, but not in part, to any entity that acquires all of the equity interests of the Company or which acquires all or substantially all of the Company’s assets, or with or into which the Company is merged, combined or consolidated (and, in such event, the term “Company” as used herein shall mean and refer to such successor-in-interest).  Employee may not assign its rights or obligations hereunder.

12.
NOTICES.  All notices required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by facsimile, overnight delivery, or registered mail, return receipt requested, to the parties at the addresses set froth below.

If to the Employee:
Gary Shelton
20810 Hickory Lane
Prior Lake, Minnesota 55372

If to the Company:

Midwest Monitoring and Surveillance, Inc.,
c/o SecureAlert, Inc.
150 West Civic Center Drive, Suite 400
Sandy, Utah  84070
Attention: John L. Hastings, III, President

Notices delivered personally or by overnight delivery shall be effective upon delivery.  Notices properly addressed and delivered by mail, return receipt requested, shall be effective four calendar days after deposit with the United States Postal Service.  Notices sent by facsimile should be prominently marked “URGENT – DELIVER IMMEDIATELY” or with similar language bringing attention to the importance of the transmission, and shall be effective upon confirmed receipt thereof.

13.	BINDING EFFECT. This Agreement shall be binding on the Parties and on their respective heirs, administrators, executors, successors, and permitted assigns.

14.	COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute but a single document.

15.
GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, except that if any provisions of this Agreement would be illegal, void, invalid or unenforceable under such laws in connection with a suit or proceeding validly instituted in another jurisdiction, then the laws of such other jurisdiction shall govern insofar as is necessary to sustain the validity or enforceability of the terms of this Agreement.

16.	CONTINUING OBLIGATIONS. The following provisions of this Agreement shall continue and shall survive the termination of Employee’s employment under this Agreement: Sections 5, 6, 7, 8, 11, and 16.

[Signatures appear on the following page.]

IN THE WITNESS WHEREOF, the parties have executed this Agreement effective June 30, 2011.

EMPLOYEE:  Gary L. Shelton

/s/  Gary Shelton
Gary Shelton

COMPANY:  MIDWEST MONITORING & SURVEILLANCE, INC.

By:  John L. Hastings, III

Title:  President